UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 18, 2010

CHINA SUN GROUP HIGH-TECH CO.
(Exact name of registrant as specified in its charter)

Delaware	333-118259	54-2142880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hutan Street, Zhongshan District
Dalian, People’s Republic of China
 (Address of principal executive offices, including zip code)

 + (86) 411-82889800
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 18, 2010, the Board of Directors of the Company (the "Board") amended and restated the Company's Bylaws, to, among other things, (i) address recent developments in public company governance and amendments to the Delaware General Corporation Law, (ii) clarify certain corporate procedures and (iii) make certain other enhancements and technical changes.  Among the changes effected by the amendment and restatement of the Company's Bylaws are the following:

•
Revised mechanics for calling and providing notice of annual and special meetings of stockholders and provisions governing the ability of stockholders to bring business before meetings or nominate directors, including advance notice requirements and the requirement to provide certain information regarding the stockholder and nominee, as well as other provisions related to stockholder meetings;

•	Deleted provisions regarding presumption of assent in Directors voting;
•	Revised to provide for meetings of the Board by telephone;
•	Revised to permit the Board to take action by electronic transmission;
•	Revised descriptions of officer positions of the Company and other provisions related to officers;
•	Deleted provisions restricting loans and limitations on indebtedness;
•	Revised to permit shares of the Company be represented by certificates issued electronically; and
•	Revised to permit prepayment of expenses to officers and directors of the Company entitled to indemnification in advance of final disposition of a legal proceeding.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.01	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SUN GROUP HIGH-TECH, CO.

Date: November 18, 2010	By:	/s/ Guosheng Fu
Name: Guosheng Fu
Title: Chief Executive Officer